Exhibit (d)(1)(kk)

AMENDMENT TO

ADVISORY FEE WAIVER AGREEMENT

PF MID-CAP GROWTH FUND

OF PACIFIC FUNDS SERIES TRUST

This AMENDMENT to the Advisory Fee Waiver Agreement, effective as of August 1, 2015 (the “Amendment”), is being entered into by and between Pacific Life Fund Advisors LLC (the “Adviser”) and Pacific Funds Series Trust formerly named Pacific Life Funds (the “Trust”), on behalf of the PF Mid-Cap Growth Fund (formerly named PL Mid-Cap Growth Fund) of the Trust (the “Fund”).

WHEREAS, the Trust (under its former name Pacific Life Funds) and the Adviser (collectively, the “Parties”) entered into an Advisory Fee Waiver Agreement dated November 1, 2013 (the “Agreement”);

WHEREAS, the Adviser and the Trust mutually desire to amend the Agreement as set forth herein.

NOW THEREFORE, in consideration of the renewal of the premises, promises and mutual covenants contained herein and in the Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties, the Parties agree that the Agreement is hereby amended as follows:

1.	All references to “Pacific Life Funds” in the Agreement are hereby replaced with “Pacific Funds Series Trust” and all references to “PL Mid-Cap Growth Fund” in the Agreement are hereby replaced with “PF Mid-Cap Growth Fund.”

2.	Section II (Term and Termination of Agreement), subsection A, of the Agreement is hereby deleted and replaced with the following:

A.

This Agreement shall have a term commencing on August 1, 2015 and ending July 31, 2016. This Agreement shall automatically renew for successive one-year terms (each a one-year term) ending July 31st of each year, unless the Adviser provides 30 day written notice of the termination of this Agreement prior to the beginning of the next applicable one-year term.

3.	Except as amended in this Amendment, the terms and conditions of the Agreement shall remain in full force and effect.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be signed by their respective officers thereunto duly authorize and their respective corporate seals be hereunto affixed, as of the day and year first above written.

PACIFIC FUNDS SERIES TRUST

By:	/s/ Howard T. Hirakawa	By:	/s/ Laurene E. MacElwee
	Name: Howard T. Hirakawa		Name: Laurene E. MacElwee
	Title: Senior Vice President		Title: VP & Assistant Secretary

PACIFIC LIFE FUND ADVISORS LLC

By:	/s/ Howard T. Hirakawa	By:	/s/ Laurene E. MacElwee
	Name: Howard T. Hirakawa		Name: Laurene E. MacElwee
	Title: SVP, Fund Advisor Operations		Title: VP & Assistant Secretary